Exhibit 99.1

Concurrent Reports Third Quarter Fiscal Year 2016 Financial Results

ATLANTA — May 3, 2016 — Concurrent (NASDAQ: CCUR), a global provider of high-performance Linux® and storage solutions, today announced financial results for the third quarter ended March 31, 2016.

“We are pleased to report steady progress in the business, with quarter-over-quarter revenue growth, several new design wins for our latest products, and increased momentum relative to our strategic initiatives,” said Derek Elder, President and CEO of Concurrent. “Revenues in the third quarter rose to $15.5 million, up 4% compared to the second quarter and more than 15% compared to the first quarter of fiscal 2016. Gross margins reflect start-up costs associated with a successful bid for our Aquari™ scale-out storage solution at a major North American service provider. We expect margins to improve in the fourth quarter and we remain on-track with respect to our prior guidance for revenue of $58 to $60 million for the full fiscal year.”

Third Quarter Financial Highlights

Revenue for the third quarter of fiscal 2016 was $15.5 million, compared with $14.9 million in the second quarter of fiscal 2016 and $17.1 million for the same period in fiscal 2015. The third quarter 2015 comparable included $0.7 million from the multi-screen video analytics product line that was sold in September 2015.

Gross margin for the third quarter of fiscal 2016 was 51.5%, compared with 62.9% in the second quarter of fiscal 2016 and 58.9% for the same period in fiscal 2015.

Adjusted EBITDA was $(1.3) million in the third quarter of fiscal 2016, compared with Adjusted EBITDA of $0.3 million in the second quarter of fiscal 2016 and Adjusted EBITDA of $2.2 million in the same period in fiscal 2015. See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income.

The company reported a net loss of $(1.2) million, or $(0.13) loss per diluted share, in the third quarter of fiscal 2016, compared with a net loss of $(0.3) million, or $(0.03) loss per diluted share, in the second quarter of fiscal 2016 and net income of $0.8 million, or $0.09 income per diluted share, in the same period in fiscal 2015.

The company continued to pay a quarterly dividend of $0.12 per share in the third quarter of fiscal 2016. At March 31, 2016, Concurrent had working capital of $23.9 million including cash and cash equivalents of $18.7 million. The company has no debt.

Recent Company Highlights

•	Concurrent’s Aquari scale-out storage solution was selected by a top tier North American cable operator to support multi-screen video services.

•	A new service provider selected Concurrent’s Unified Content Delivery Solution to support advanced video streaming services.

•	The company received a large order for its real-time solutions from a government space agency.

Non-GAAP Financial Measurements

To supplement the Company’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this news release provides information concerning the Company’s Adjusted EBITDA, a non-GAAP financial measure. Reconciliations of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found in tables immediately following the condensed consolidated balance sheets.

For purposes of this news release, Adjusted EBITDA is defined as GAAP net income, less interest income and other income (expense), net, provision for income taxes, depreciation and amortization expenses, share-based compensation expense and gain on the sale of assets. The Company considers Adjusted EBITDA important to understanding its historical results and identifying current and future trends impacting its business. Management uses Adjusted EBITDA to compare the Company’s performance to that of prior periods and evaluate the Company’s financial and operating results on a consistent basis from period to period. The Company also believes this measure, when viewed in combination with the Company’s financial results prepared in accordance with GAAP, provides useful information to investors to evaluate ongoing operating results and trends. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

Adjusted EBITDA has limitations as an analytical tool, however, including the following:

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes; and

•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for or superior to the Company’s financial results determined in accordance with GAAP. In addition, the Company’s presentation of Adjusted EBITDA may not be computed in the same manner as similarly titled measures used by other companies, including other companies in our industry.

Conference Call Information

Concurrent will hold a conference call today, Tuesday, May 3, at 4:30 p.m. ET to review its third quarter fiscal year 2016 financial results. The call will be broadcast at www.concurrent.com, on the “Investors” page, under the ‘Company’ tab. The call can be accessed live by dialing 1-800-230-1074 (U.S.) 612-234-9960 (international) and entering passcode 160503. A replay will also be available at www.concurrent.com.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications on a core foundation of high performance Linux® and storage technologies. We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day.

Concurrent’s Linux and storage solutions include software, hardware, and services designed for mission-critical applications that require the highest degree of performance and reliability. Our storage products are deployed by customers in a variety of markets to support massively large storage capacities and provide instantaneous access to data. Our Linux solutions and performance optimization tools enable software applications to run at peak performance, with ultra-low latency, on commercial hardware platforms.

Concurrent’s content delivery solutions consist of software, hardware and services for intelligently processing, storing, distributing and streaming digital content to consumers on a wide variety of viewing devices, over two-way interactive communication networks. These products and services are deployed by video and Internet service providers, broadcasters, and content owners to support consumer-facing video services including live broadcast services, video-on-demand and time-shifted streaming applications such as cloud-based digital video recording.

Our real-time solutions consist of simulation and testing software combined with computer platforms and services. These products are sold to automotive, aerospace, defense, energy and manufacturing companies seeking high-performance, real-time computing solutions for their simulation, data acquisition and process control applications.

Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the company’s future performance, including, but not limited to, management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of our products to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of our products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions, including acceptance of our new storage solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; the process of evaluation of strategic alternatives; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent’s Form 10-K filed August 26, 2015 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading “Risk Factors” are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

# # #

For more information, contact:

Media Relations:

Tom Williams

Phone: (678) 258-4059

Email: Tom.Williams@concurrent.com

Investor Relations:

ICR

Seth Potter

(646) 277-1230

Email: Seth.Potter@icrinc.com

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
		(Restated)		(Restated)
Revenues:
Product	$10,772	$11,327	$29,240	$34,881
Service	4,684	5,783	14,466	15,765
Total revenues	15,456	17,110	43,706	50,646
Cost of sales:
Product	5,676	4,578	12,670	14,897
Service	1,821	2,447	5,844	7,159
Total cost of sales	7,497	7,025	18,514	22,056
Gross margin	7,959	10,085	25,192	28,590
Operating expenses:
Sales and marketing	4,252	3,410	11,443	10,889
Research and development	3,467	3,484	11,066	10,164
General and administrative	2,150	1,628	6,103	6,027
Gain on sale of assets, net	-	-	(4,116)	(339)
Total operating expenses	9,869	8,522	24,496	26,741
Operating income (loss)	(1,910)	1,563	696	1,849
Other expense, net	292	1	448	(370)
Income (loss) before income taxes	(1,618)	1,564	1,144	1,479
Income tax provision	(442)	716	(604)	787
Net income (loss)	$(1,176)	$848	$1,748	$692
Basic net income (loss) per share	$(0.13)	$0.09	$0.19	$0.08
Diluted net income (loss) per share	$(0.13)	$0.09	$0.19	$0.08
Basic weighted average shares outstanding	9,168,978	9,096,255	9,147,681	9,057,710
Diluted weighted average shares outstanding	9,168,978	9,132,258	9,227,966	9,135,153
Cash dividends declared per common share	$0.12	$0.12	$0.36	$0.36

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended
	March 31,	December 31,
	2016	2015

Revenues:
Product	$10,772	$9,974
Service	4,684	4,925
Total revenues	15,456	14,899
Cost of sales:
Product	5,676	3,541
Service	1,821	1,982
Total cost of sales	7,497	5,523
Gross margin	7,959	9,376
Operating expenses:
Sales and marketing	4,252	3,797
Research and development	3,467	3,762
General and administrative	2,150	2,175
Total operating expenses	9,869	9,734
Operating income (loss)	(1,910)	(358)
Other income (expense), net	292	30
Income (loss) before income taxes	(1,618)	(328)
Income tax provision (benefit)	(442)	(45)
Net income (loss)	$(1,176)	$(283)

Basic net income (loss) per share	$(0.13)	$(0.03)
Diluted net income (loss) per share	$(0.13)	$(0.03)
Basic weighted average shares outstanding	9,168,978	9,161,407
Diluted weighted average shares outstanding	9,168,978	9,161,407
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In Thousands)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2016	2015	2015	2016	2015
			(Restated)		(Restated)

Net income (loss)	$(1,176)	$(283)	$848	$1,748	$692

Other comprehensive income (loss):
Foreign currency translation adjustment	(79)	(29)	210	(202)	311
Pension and post-retirement benefits, net of tax	(35)	48	10	10	30
Other comprehensive income (loss)	(114)	19	220	(192)	341
Comprehensive income (loss)	$(1,290)	$(264)	$1,068	$1,556	$1,033

Concurrent Computer Corporation

 Condensed Consolidated Balance Sheets

(In Thousands)

	March 31,	December 31,	June 30,
	2016	2015	2015
	(Unaudited)	(Unaudited)	(Restated)

ASSETS
Cash and cash equivalents	$18,731	$21,288	$25,451
Trade accounts receivable, net	14,483	11,961	10,174
Inventories	3,431	3,201	3,428
Deferred income taxes - current, net	1,469	1,117	1,422
Prepaid expenses and other current assets	1,976	2,143	738
Total current assets	40,090	39,710	41,213

Property, plant and equipment, net	2,845	2,740	2,448
Deferred income taxes, net	13,800	13,354	12,618
Other long-term assets, net	1,327	1,296	1,501
Total assets	$58,062	$57,100	$57,780

LIABILITIES
Accounts payable and accrued expenses	$9,197	$6,681	$6,320
Deferred revenue	6,995	6,496	8,362
Total current liabilities	16,192	13,177	14,682

Long-term deferred revenue	1,396	1,469	1,658
Pension liability	3,309	3,164	3,189
Other long-term liabilities	1,894	1,762	1,694
Total liabilities	22,791	19,572	21,223

STOCKHOLDERS’ EQUITY
Common stock	92	92	91
Additional paid-in capital	210,767	210,588	210,207
Accumulated deficit	(175,250)	(172,928)	(173,595)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	(83)	31	109
Total stockholders’ equity	35,271	37,528	36,557
Total liabilities and stockholders’ equity	$58,062	$57,100	$57,780

Concurrent Computer Corporation

Reconciliation of  GAAP to Non-GAAP Financial Measures (Unaudited)

(In Thousands)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2016	2015	2015	2016	2015
			(Restated)		(Restated)

GAAP Net income (loss)	$(1,176)	$(283)	$848	$1,748	$692
Addback (deduct):
Other (income) expense, net	(292)	(30)	(1)	(448)	370
Income tax provision (benefit)	(442)	(45)	716	(604)	787
Depreciation	406	427	412	1,228	1,180
Amortization	3	3	46	42	137
Share-based compensation	179	215	131	561	497
Gain on sale of assets, net	-	-	-	(4,116)	(339)
Non-GAAP Adjusted EBITDA	$(1,322)	$287	$2,152	$(1,589)	$3,324